CONFIDENTIAL Board Discussion Materials 31 May 2006 Project Wellington Exhibit (c)(5)

CONFIDENTIAL Table of Contents Project Wellington Section 1 Transaction Overview Section 2 Business Review Section 3 Analysis of Stock Price Section 4 Valuation Review Section 5 Considerations

CONFIDENTIAL Project Wellington Section 1 Transaction Overview

CONFIDENTIAL
Transaction Overview
Transaction Summary
Project Wellington
1
Notes
1. Based on cash consideration of $45.57 per share
2. Reflects $729MM in net debt outstanding as of 6/30/06
3. Implied premium based on cash consideration of $48.75 per share, Wellington share price of $42.14 as of 5/26/06
Target Wellington
Acquiror Tea Party
Transaction Value Equity Value
(1)
: $3,366MM
Aggregate Value
(2)
: $4,095MM
Consideration $45.57 in cash per share of Wellington common stock.  Bifurcated offer to provide
$48.75 to minority (public) shareholders.  Founder to rollover $250MM equity
Implied Premium to: Current
(3)
: 15.7%
30 Day Average: 7.7%
Structure Stock Merger
Expected Announcement Wednesday, May 31
Targeted Closing Late September, Early October
st

CONFIDENTIAL
Transaction Overview
Transaction Summary (cont’d)
Project Wellington
2
Structure Cash price to public shareholders of $48.75; Founders receive bifurcated price of
$42.83 for shares sold
Rollover of Equity $250MM of Founder’s equity rolled into Newco—approximately 15% of total holdings and 25% of total Newco equity commitment
Reps and Warranties; MAE Customary for a public company
Fiduciary Provisions “Go Shop” clause allowing the company to solicit parties for 21 days
Board allowed to change recommendation based on fiduciary duty
Ability to terminate Superior Proposal (as defined)
Closing Conditions Requires simple majority for stockholder approval (including voting agreement)
No greater than 10% dissenting shares
Termination; Break-Up Fees Company pays 2.75% fee plus $15MM expense reimbursement
Newco pays 2% fee for failure to fund; 2.75% for other breaches (reverse termination)
Voting Agreement Founders to commit to vote all shares in favor of the transaction
Voting Agreement terminates if board recommendation changes

CONFIDENTIAL Project Wellington Section 2 Business Review

CONFIDENTIAL
Business Review
Segment Breakdown
2003A & 2006E Revenue and Adjusted EBITDA
Project Wellington
3
Notes
1. Segment analysis excludes Inter-Segment Eliminations
2. Includes Other Income and reduced for Minority Interest (assumed cash outflow). Receivables Management EBITDA reduced by Minority Interest.  Other
Income included in segment percentages (per management estimates).  Corporate costs and eliminations not included in segment percentages
Comm. Services
80%
Conf. Srvcs.
16%
Receivables Mgmt.
3%
Revenue:  $988MM (1)
2003A
Source December 31, 2005 10-K
Comm.Services
76%
Conf. Srvcs.
23%
Receivables Mgmt.
1%
Adjusted EBITDA: $232MM (2)
2003A
Source December 31, 2005 10-K and management estimates
Comm.
Srvcs.
47%
Conf. Srvcs.
28%
Receivables
Mgmt.
13%
Intrado /
Raindance
12%
Revenue:  $1,884MM (1)
2006E
Source Management Base Case estimates
Source Management Base Case estimates
Comm.
Srvcs.
36%
Conf. Srvcs.
37%
Receivables
Mgmt.
10%
Intrado /
Raindance
17%
Adjusted EBITDA: $481MM (2)
2006E
• Since 2003, Wellington has
nearly doubled its revenue
base and expanded its
receivables management
business
• Wellington projects
continued increases in
Revenue and EBITDA due to
organic growth and
acquisitions
• Acquisitions in 2004 and
2005 account for over 25% of
2006E revenue base
– 2006E management
projections include full
year impact of Intrado and
Raindance results
– 2004 acquisitions include
Worldwide, ECI and Sprint

CONFIDENTIAL
Business Review
Revenue Growth
2001 - 2006
Project Wellington
Notes
1. Total Revenue includes Inter-Segment Eliminations. 2006E net revenue of $1,884MM
2. Per Base Case estimates (management’s revised forecast per May 25, 2006)
4
898
800
727
664
646
595
74
91
130
163
185
243
216
99
34
12
534
439
302
160
228
1902
1529
1219
988
821
780
0
200
400
600
800
1,000
1,200
1,400
1,600
1,800
2,000
2001 2002 2003 2004 2005 2006E
Communication Services (excluding outbound) Outbound to Consumer Receivables Management
Conferencing
Acquired Businesses
Total Revenue (Pre-Eliminations) (1)
$M
2001 – 2005 CAGR: 18.3%
• Internal and acquisition -
driven growth have more
than offset the decline in
Outbound-to-Consumer
revenues
(2)

CONFIDENTIAL
2006E - 2010E CAGR
Net Revenue
Adj. EBITDA
(2)
Adj. EBIT
EPS
Base
Case
9.0%
10.3%
14.0%
19.1%
Sensitivity
Case
8.8%
8.4%
12.2%
16.3%
EPS
314
358
412
464
531
483
426
386
338
305
251
0
100
200
300
400
500
600
2005A 2006E 2007E 2008E 2009E 2010E
N/A
Sensitivity
Base
Adjusted EBIT (2)
$MM
1,524
1,899
2,062
2,249
2,447
2,662
2,712
2,488
2,289
2,094
1,884
N/A
0
500
1,000
1,500
2,000
2,500
3,000
3,500
2005A 2006E 2007E 2008E 2009E 2010E
Sensitivity Base
Net Revenues
$MM
Business Review
Summary of Updated Financial Forecast
Management Cases – Base and Sensitivity
(1)
Project Wellington
5
Source Management estimates and December 31, 2005 10-K
Source Management estimates and December 31, 2005 10-K Source Management estimates and December 31, 2005 10-K
Notes
1. 2005A data based on December 31, 2005 10-K.  Management Base and Sensitivity Cases assume full year of contribution from Intrado and Raindance acquisitions in 2006
2. Includes Other Income and reduced for Minority Interest (assumed cash outflow)
481
520
568
624
687
640
587
542
500
462
364
0
100
200
300
400
500
600
700
800
2005A 2006E 2007E 2008E 2009E 2010E
N/A
Sensitivity Base
Adjusted EBITDA (2)
$MM
Source Management estimates and December 31, 2005 10-K
• Base Case: Management’s
revised forecast per
May 25, 2006
• Sensitivity Case: Management’s
forecast in March 2006
$2.11
$2.27
$2.62
$3.21
$3.65
$4.16
$4.58
$3.97
$2.43
$2.80
$3.42
0
1
2
3
4
5
2005A 2006E 2007E 2008E 2009E 2010E
N/A
Sensitivity Base

CONFIDENTIAL
Business Review
Management Cases vs. Street Estimates
Project Wellington
6
Notes
1. Base Case and Sensitivity Case assume full year of contribution from Intrado and Raindance acquisitions in 2006
2. Street estimates based on IBES median
3. Street Basis includes Minority Interest
Management Cases vs. Street Estimates
$MM
Mgmt. Base Case
(1)
Mgmt. Sensitivity Case
(1)
Street (5/26/06)
(2)
2006E 2007E 2006E 2007E 2006E 2007E
Revenue 1,884 2,094 1,899 2,062 1,878 2,093
Unadjusted EBITDA (Street Basis) 472 524 463 506 447 490
% Margin 25% 25% 24% 25% 24% 23%
Unadjusted EBIT (Street Basis) 329 382 322 361 311 373
% Margin 17% 18% 17% 18% 17% 18%
EPS $2.43 $2.80 $2.27 $2.62 $2.30 $2.65
(3)
(3)

CONFIDENTIAL
Business Review
Revenue & EBITDA Bridge
Base Case (per May 2006 Projections) vs. Sensitivity Case (per March 2006 Projections)
Project Wellington
7
Notes
1. 2006E revenue projections do not include inter-segment eliminations
2. 2006E EBITDA projections are sums of each segment’s EBITDA , do not include inter-segment eliminations and are unadjusted for minority interest
2006E Revenues
(1)
$MM
Amount
Sensitivity Case Revenue (March 2006) 1,921
Communications Services (34)
Intrado (4)
Conferencing 18
Raindance 5
Portfolio Management (4)
Base Case Revenue (May 2006) 1,902
2006 Unadjusted EBITDA
(2)
$MM
Amount
Sensitivity Case EBITDA (March 2006) 473
Communications Services (13)
Intrado 6
Conferencing 12
Raindance 7
Portfolio Management 0
Base Case EBITDA (May 2006)
(2)
486

CONFIDENTIAL Project Wellington Section 3 Analysis of Stock Price

CONFIDENTIAL
42.51
Analysis of Stock Price
Stock Price Performance
Last Three Years
Project Wellington
8
5.00
10.00
15.00
20.00
25.00
30.00
35.00
40.00
45.00
50.00
5/26/03 9/18/03 1/14/04 5/11/04 9/7/04 12/31/04 4/28/05 8/23/05 12/16/05 5/26/06
Wellington
3 Year Avg. 2 Year Avg. 1 Year Avg. 90 Day Avg. 60 Day Avg. 30 Day Avg. 10 Day Avg.
US$
Source FactSet
42.14
32.14
40.74
35.80
45.28
44.84
43.82
Notes
1. Morgan Stanley last presented to the board on April 13, 2006
2. Performance since unaffected 4/5/06 price of $44.10, as Wellington provided updated guidance on April 6, 2006
3. 52 week high based on closing price
Relative Stock Price Performance
Wellington S&P 500
Last 10 Days -3.6% -1.1%
Last 30 Days -11.9% -0.4%
Since 4/13/06
(1)
-13.0% -0.7%
Since 4/6/06
(2)
-4.5% -2.4%
Last 60 Days -2.8% -0.5%
Last 90 Days 4.6% -0.4%
Last 1 Year 18.9% 6.9%
Last 2 Years 63.3% 14.8%
Last 3 Years 71.2% 37.2%
Wellington Stock Price Performance
Last Three Years
As of 5/26/06 $42.14
10 Day Average $42.51
30 Day Average    $45.28
Avg. Since 4/13/06
(1) $45.38
Avg. Since 4/6/06
(2) $45.60
60 Day Average $44.84
90 Day Average $43.82
1 Year Average $40.74
2 Year Average $35.80
3 Year Average $32.14
52 Week High
(3) $49.52

CONFIDENTIAL
Analysis of Stock Price
Annotated Stock Price Performance
Since January 1, 2006
Project Wellington
9
36
38
40
42
44
46
48
50
1-Jan-06 20-Jan-06 7-Feb-06 24-Feb-06 14-Mar-06 30-Mar-06 18-Apr-06 4-May-06 26-May-06
0
100
200
300
400
500
600
700
800
Stock Price Performance
$US Volume (000s)
2/1/06: Wellington reports
record fourth quarter and
fully year 2005 results
2/6/06: Wellington
announces agreement
to purchase Raindance
Communications
4/6/06: Wellington
completes Raindance
acquisition and raises
2006 guidance
3/29/06: Project
Wellington diligence
meeting in Omaha, NE
4/20/06: Wellington
announces 1Q record
revenue and earnings of
$0.57 vs. consensus
estimate of $0.54
5/11/06: Wellington
declines 3.4% vs S&P
500 decline of 1.3%
4/5/06: Project
Wellington diligence
meeting in Omaha, NE

CONFIDENTIAL
Analysis of Stock Price
Stock Price Performance
Since January 1   , 2006
Project Wellington
10
• Since January 1  , 2006,
approximately 41% of the
total volume traded has
occurred between $42.00 and
$44.00 per share
– Total traded volume of
18.3MM shares
6%
12%
5%
6%
2%
7%
17%
24%
12%
8%
2%
0%
5%
10%
15%
20%
25%
30%
$39.00 -
$40.00
$40.00-
$41.00
$41.00-
$42.00
$42.00-
$43.00
$43.00-
$44.00
$44.00-
$45.00
$45.00-
$46.00
$46.00-
$47.00
$47.00-
$48.00
$48.00-
$49.00
$49.00-
$50.00
% of Total Traded Volume
Shares
Traded    302           1,524            2,239         4,454           3,041           1,220           1,008          2,219             868            1,081            350
(000s)
Stock Trading Chart
% of Total Shares Traded
Source FactSet
Notes
1.
18,306,386 shares have traded since January 1st, 2006
st
st
(1)

CONFIDENTIAL
Analysis of Stock Price
EPS: Forecast vs. Actual
1997 – 2006
11
0.00
0.25
0.50
0.75
1.00
1.25
1.50
1.75
2.00
2.25
2.50
May-97 May-98 May-99 May-00 May-01 May-02 May-03 May-04 May-05 May-06
0.00
5.00
10.00
15.00
20.00
25.00
30.00
35.00
40.00
45.00
50.00
1997 1998 1999 2000 2001
2002 2003 2004 2005 2006E
Actual EPS Wellington Share Price
Historical and Projected Fiscal Year EPS Share Price
$ $
Source Factset
Project Wellington

CONFIDENTIAL
Analysis of Stock Price
Next Twelve Months Forward P/E Ratio
Last Three Years
Project Wellington
12
17.4x
10.0x
11.0x
12.0x
13.0x
14.0x
15.0x
16.0x
17.0x
18.0x
19.0x
20.0x
21.0x
22.0x
23.0x
5/26/03 9/8/03 12/19/03 4/6/04 7/22/04 11/3/04 2/17/05 6/3/05 9/16/05 12/30/05 5/26/06
Wellington
NTM P/E Ratio
Source FactSet
Notes
1. Morgan Stanley last presented to the board on April 13, 2006
NTM P/E Ratio
Date Wellington
As of 5/26/06 17.4x
As of 4/13/06
(1)
21.1x
Avg. Since 1/1/06 18.8x
1 Year Avg. 18.2x
2 Year Avg. 17.7x
3 Year Avg. 17.1x

CONFIDENTIAL Project Wellington Section 4 Valuation Review

CONFIDENTIAL
Valuation Review
Summary Preliminary Valuation
13
49.52
54.46
43.74
45.46
53.52
52.25
47.00
48.95 39.37
42.32
35.14
44.64
42.00
41.31
48.88
42.41
52.52
43.01
44.00
53.29
49.00
56.15
25 30 35 40 45 50 55 60 65 70
Valuation
Equity Value/Share ($USD)
(1)
Comparable Companies
Discounted Cash Flow Analysis
(5)
Precedent Multiples Paid
Notes
1. Based on fully diluted shares outstanding (treasury method)
2. Discounted by one year at cost of equity of 12%
3. Includes Other Income and reduced by Minority Interest (assumed cash flow)
4. Wellington LTM EBITDA per Wellington 10-K, Intrado and Raindance public filings and internal Q1 2006 figures for Intrado and Raindance
5. Assumes WACC range of 10.0% - 12.0%, EBITDA exit multiple range of 7.0x – 8.0x
LTM Trading Range
Analyst Price Targets
(2)
LBO Analysis
Project Wellington
Precedent Premiums Paid (Market Medians)
Apprx. 16%–24% Premium to 1-Day ($42.14)
Apprx. 16%–24% Prem. to 30-Day Avg. ($45.28)
9.0x – 11.0x LTM EBITDA
(4)
17x – 18x 2006E P/E, Mgmt. Forecast ($2.43)
Volume Weighted Average Price Median
40.97
49.55
Base Case
8.0x – 8.5x 2006E Mgmt. Adj. EBITDA
(3)
Base Case
30-Day Avg.
$45.28
Sensitivity Case
Sensitivity Case
5/26/06 Price
$42.14

CONFIDENTIAL
Valuation Review
Base Case; Adjusted for Intrado and Raindance Acquisitions
Project Wellington
Valuation Matrix
14
Notes
1. Fully diluted equity value (treasury method) of 73.6MM shares at $42.14 / share. Shares outstanding and options per management guidance
2. Assumes Gary L. West and Mary E. West own 39.7MM basic shares, as per management
3. Assumes estimated net debt at 6/30/06 of $729MM
4. Wellington LTM and 2006E Revenue per company May 2006 Combination Model
5. Wellington LTM and 2006E EBITDA per company May 2006 Combination Model
6. Includes Other Income and reduced by Minority Interest (assumed cash flow)
7. 2006E growth rate as per I/B/E/S estimate
West Corporation Valuation Matrix
Adjusted for Acquisitions
$MM, except for per share amounts
Total Founders' Public Aggregate Value /
Price Per Prem. / (Disc.) Equity Equity Equity Aggregate Revenue EBITDA
(6)
Price / EPS PEG
(7)
Share to Current Value (1) Value (2) Value
Value
(3)
LTM (4) 2006E (4) LTM (5) 2006E (5) 2006E 2007E 2006E
Statistic $42.14 $3,102 $1,673 $1,429 $3,832 $1,831 $1,884 $470 $481 $2.43 $2.80 16.0%
$40.00 (5.1%) $2,939 $1,588 $1,351 $3,669 2.0x 1.9x 7.8x 7.6x 16.5x 14.3x 1.0x
$41.00 (2.7%) $3,013 $1,628 $1,385 $3,742 2.0x 2.0x 8.0x 7.8x 16.9x 14.7x 1.1x
$42.00 (0.3%) $3,092 $1,668 $1,424 $3,821 2.1x 2.0x 8.1x 7.9x 17.3x 15.0x 1.1x
$42.14 0.0% $3,102 $1,673 $1,429 $3,832 2.1x 2.0x 8.2x 8.0x 17.4x 15.1x 1.1x
$43.00 2.1% $3,168 $1,708 $1,461 $3,898 2.1x 2.1x 8.3x 8.1x 17.7x 15.4x 1.1x
$44.00 4.4% $3,245 $1,747 $1,498 $3,975 2.2x 2.1x 8.5x 8.3x 18.1x 15.7x 1.1x
$45.00 6.8% $3,322 $1,787 $1,535 $4,051 2.2x 2.2x 8.6x 8.4x 18.6x 16.1x 1.2x
$46.00 9.2% $3,399 $1,827 $1,572 $4,128 2.3x 2.2x 8.8x 8.6x 19.0x 16.4x 1.2x
$47.00 11.5% $3,476 $1,866 $1,609 $4,205 2.3x 2.2x 8.9x 8.7x 19.4x 16.8x 1.2x
$48.00 13.9% $3,552 $1,906 $1,646 $4,282 2.3x 2.3x 9.1x 8.9x 19.8x 17.2x 1.2x
$49.00 16.3% $3,629 $1,946 $1,683 $4,359 2.4x 2.3x 9.3x 9.1x 20.2x 17.5x 1.3x
$50.00 18.7% $3,706 $1,986 $1,721 $4,436 2.4x 2.4x 9.4x 9.2x 20.6x 17.9x 1.3x

Sykes
PSPT
ICT
TeleTech
SR.Tele.
NCO (1)
Convergys
Sitel
WebEx
Prem. Global
Port. Rec.
Asta
Asset Accpt.
Encore
DST
Fiserv
ACN
ACS

Sykes
ICT
PSPT
TeleTech
Convergys
NCO (1)
Sitel
SR.Tele.
WebEx
Prem. Global
Port. Rec.
Asta
Asset Accpt.
Encore
DST
Fiserv
ACN
ACS

Morgan Stanley

CONFIDENTIAL
17.3 17.3
25.6
14.6
18.2
12.4 12.2
10.4
20.0
17.3
17.1
15.3
17.5
18.2
23.4
25.2
27.6
29.2
0
5
10
15
20
25
30
35
2006E P / E
x
Project Wellington Valuation Review
Comparable Companies
As of May 26, 2006
15
Source I/B/E/S, Wall Street Research, latest available company filings
Customer Care
Conferencing
BPO Receivables Mgmt.
6.7
5.5
14.0
5.7
10.3
9.4
6.3
5.5
13.1
9.4 9.3
7.2
6.9 7.1
7.9
10.1 10.2
10.3
0
2
4
6
8
10
12
14
16
Aggregate Value / 2006E EBITDA
x
Source I/B/E/S, Wall Street Research, latest available company filings
Customer Care
Conferencing
BPO Receivables Mgmt.
Wellington
Trading
17.4x
Wellington
Trading
8.0x
Notes
1. Adjusted price reflects management buyout proposal

CONFIDENTIAL
Valuation Review
Premium Analysis
(1)
100% Cash Deals > $1Bn; 1999 – 2006YTD
Project Wellington
16
Notes
1. Premiums include 100% cash deals from 1999 – 2006YTD (5/24/06) above $1Bn in transaction value whereby the acquiror sought more than 50% of outstanding shares.  Excludes deals with premium below negative 10% and those with premium greater than 100%
Source Thomson
Market Median Premiums
%
42          35         15           6            9          29  52         29
# of
Transactions
• Analysis includes acquisition
premiums for US public
targets from 1999 – 2006YTD
– Transactions >$1Bn
involving 100% cash
consideration
• Premiums have declined
during the past 3 years
• 2005 and 2006YTD deals
range between 16% and 24%
Source Thomson
23.1
23.5
31.7
32.9
49.9
36.4
51.7
44.6
16.1
21.1
24.7
28.0
39.4
40.1
39.4
27.3
0
10
20
30
40
50
60
1999 2000 2001 2002 2003 2004 2005 2006
30-Days Prior
1-Day Prior
Premiums by Quartile
1-Day Prior 30-Days Prior
% 2003 - 2006YTD 2003 - 2006YTD
# of Transactions 119 119
1st
Quartile
High
96.7% 105.8%
Low
32.7% 36.9%
Mean
46.0% 49.5%
Median
38.2% 46.2%
2nd
Quartile
High
32.4% 36.8%
Low
20.6% 24.5%
Mean
25.9% 30.8%
Median
25.7% 31.9%
3rd
Quartile
High
20.4% 24.4%
Low
12.6% 17.5%
Mean
16.2% 20.6%
Median
16.2% 20.2%
4th
Quartile
High
12.6% 17.3%
Low
-9.5% -8.8%
Mean
4.8% 9.0%
Median
5.0% 9.9%
Total Mean
24.1% 28.7%
Total Median
20.7% 25.3%

CONFIDENTIAL
Project Wellington Valuation Review
Precedent Transactions
Selected Industry Transactions
17
Notes
1. Estimates per CIBC research (as of 2/6/06) and I/B/E/S
2. Estimates per Morgan Keegan (as of 1/31/06) and I/B/E/S
3. Premium to unaffected share price as of close of 10/4/05 (1-day prior to company's announcement to evaluate strategic alternatives)
4. Premium to unaffected share price as of close of 3/18/05
(1)
(2)
(3)
(4)
Premiums Paid Analysis
Business Process Outsourcing
Aggregate Value / Equity Value /
Ann. Agg. Premium Revenue EBITDA Net Income
Date Target / Acquiror Value (30-day) LTM Forward LTM LTM Forward
($MM)
Customer Care / Teleservices
6-Feb-06 Raindance Communications Inc. / West Corp.
110 36.4% 1.5x 1.4x 8.9x 30.0x 22.5x
30-Jan-06 Intrado Inc. / West Corp. 465 12.9% 3.2x 3.0x 12.8x 37.1x 37.1x
10-May-05 Sprint (Conferencing Assets) / West Corp. 207 1.8x NA 4.0x 7.8x NA
11-Jun-04 Language Line Inc. / ABRY Partners
717 5.1x NA 10.4x 14.9x NA
27-Mar-03 InterCall Inc. / West Corp. 400 2.0x NA 5.7x 13.7x NA
18-Nov-03 RMH Teleservices Inc. / NCO Group Inc.
116 63.7% 0.4x NA 10.2x NMF NA
Mean 2.3x 2.2x 8.7x 20.7x 29.8x
Median
1.9x 2.2x 9.6x 14.9x 29.8x
A/R Management
1-May-06 NCO Group / Management & One Equity (Offer)
1,212 28.3% 1.1x 1.0x 8.1x 20.5x 16.8x
7-Jul-05
Risk Management Alternatives, Inc. / NCO Group 119 0.4x NA NA NA NA
23-Jul-04 Worldwide Asset Management LLC / West Corp. 164 1.6x NA 5.8x NA NA
22-Dec-03 Patient Accounting Services / ACS Inc.
104 1.5x NA NA NA NA
Mean 1.2x NA 7.0x NA NA
Median
1.3x NA 7.0x NA NA
Other BPO
14-Mar-06 Transaction Network Systems / Management (Offer) 617 21.4% 2.4x 2.2x 9.3x NMF 23.4x
8-Mar-06 SOURCECORP, Inc. / Affiliates of Apollo Management
474 18.3% 1.2x NA 10.6x 15.0x NA
9-Feb-06
ADP (Claims Services Group) / Solera, Inc. 975 2.3x NA NA NA NA
27-Dec-05 iPayment/ Management 925 8.5% 1.5x 1.3x 10.0x 26.6x 26.1x
27-Dec-05 Sedgwick CMS Holdings / Fidelity National Financial Inc.
635 1.6x NA NA NA NA
15-Sep-05
Fidelity National Information Services Inc. / Certegy Inc. 2,464 11.1% 2.3x 2.3x 10.0x 20.5x 20.2x
28-Jul-05 SS&C Technologies Inc. / The Carlyle Group 989 21.9% 8.2x 6.1x 23.1x 40.5x 34.6x
28-Mar-05 SunGard Data Systems / Private Equity Consortium
11,300 44.3%
3.2x 3.1x 10.8x 25.5x 20.9x
8-Nov-04 Gecis / General Atlantic Partners & Oak Hill Capital 800 1.9x 1.6x 8.0x NA NA
13-Jul-04 National Processing Inc. / Bank of America
1,137 (8.1%) 2.2x NA 9.9x 25.6x 25.3x
2-Apr-03
Concord EFS / First Data Corp. 5,783 25.0% 2.9x NA 10.3x 20.7x 19.1x
Mean 2.7x 2.8x 11.3x 24.9x 26.3x
Median 2.3x 2.2x 10.0x 25.5x 25.3x

CONFIDENTIAL
Project Wellington Valuation Review
Illustrative LBO Sensitivity Analysis
Base Case
18
• Assuming a price of $45.50 /
share, the proposed capital
structure could be the
following:
– $3,150MM of debt
– $1,012MM of equity
• Returns from an investor
perspective very sensitive to
price, leverage and margins
Notes
1. Includes Other Income and reduced by Minority Interest (assumed cash outflow). LTM adjusted EBITDA equal to $470MM as of March 31, 2006, per company May 2006 Combination
Model
Sources
$MM %
Senior Secured 2,050 49%
Senior Sub. 550 13%
Senior Notes 550 13%
Total Debt 3,150 76%
TH Lee / Quadrangle 762 18%
Founders 250 6%
Total Sources 4,162
LBO Sensitivity Analysis - Management Base Case
Assumes  6.70x Total Debt / LTM EBITDA Leverage
5 Year IRR
Share LTM EBITDA Implied Equity Contribution Exit Multiple (Adj. EBITDA)
Purchase Price Adj. Multiple (1) Aggregate Value $ Value % of Sources 7.00x 7.50x 8.00x
$42.00 8.1x 3,821 743 19.1% 35% 38% 40%
$43.00 8.3x 3,898 820 20.7% 32% 34% 37%
$44.00 8.5x 3,975 897 22.2% 29% 32% 34%
$45.00 8.6x 4,051 973 23.6% 26% 29% 31%
$45.50 8.7x 4,090 1,012 24.3% 25% 28% 30%
$46.00 8.8x 4,128 1,050 25.0% 24% 27% 29%
$47.00 8.9x 4,205 1,127 26.3% 22% 25% 27%
$48.00 9.1x 4,282 1,204 27.6% 20% 23% 25%
$49.00 9.3x 4,359 1,281 28.9% 19% 21% 24%
$50.00 9.4x 4,436 1,358 30.1% 17% 20% 22%
$51.00 9.6x 4,513 1,435 31.3% 16% 18% 21%
$52.00 9.8x 4,590 1,512 32.4% 15% 17% 19%
$53.00 9.9x 4,667 1,589 33.5% 14% 16% 18%
Uses
$MM %
Purchase of Equity 3,360 81%
Refinancing of Debt / Exp.   801 19%
Total Uses 4,162

CONFIDENTIAL
Project Wellington Valuation Review
Discounted Cash Flow Analysis
Base Case
19
Notes
1. Assumes 11.0% WACC. EBITDA margins held constant at 2005PF management estimates
• Discounted cash flow
assumptions
– Base Case projections
– 10.0% - 12.0% WACC
– 7.0x – 8.0x EBITDA
multiple in 2011
• Sensitivity analysis
performed highlighting a
range of revenue growth
rates (assumes constant
EBITDA margins)
– 1% decline in revenue
CAGR equates to
approximately $2.50 to
$3.00 per share
Management Case
DCF Values
Discount Rate
Exit Mult.
10.0% 11.0% 12.0%
7.0x $47.53 $45.20 $43.01
7.5x $50.41 $47.96 $45.63
8.0x
$53.29 $50.70 $48.25
DCF Sensitivity: Exit Multiple v. Revenue CAGR
(1)
Assumes 11.0% WACC
Exit EBITDA Multiple
Rev. CAGR
7.0x 7.5x 8.0x
5.0% $37.05 $39.32 $41.59
6.0% $39.53 $41.93 $44.33
7.0%
$42.11 $44.65 $47.19
8.0% $44.79 $47.48 $50.16
9.0% $47.59 $50.43 $53.26
10.0% $50.50 $53.49 $56.49

CONFIDENTIAL
Valuation Review
May 2006 vs. June 2005 – Public Comparison
Project Wellington
Transaction Multiple Comparison
20
Notes
1. Fully diluted equity value (treasury method)
2. Assumes 2005 net debt of $346MM per 10-Q as of June 30, 2005
3. Assumes estimated net debt at 6/30/06 of $729MM
4. Adjusted LTM EBITDA last four quarters as of June 30, 2005, per 2005 10-Q. Includes Other Income and reduced by Minority Interest (assumed cash outflow)
5. Wellington LTM EBITDA as of 3/31/06 per company May 2006 Combination Model. Includes Other Income and reduced by Minority Interest
6. 2005E and 2006E adjusted EBITDA  per 2005 Osborne model. Includes Other Income and reduced by Minority Interest
7. 2006E and 2007E adjusted EBITDA  per company May 2006 Combination model. Includes Other Income and reduced by Minority Interest
8. LTM EPS last four quarters as of June 30, 2005, per 2005 10-Q. P / E for full year 2005E based on 2005 Osborne model
9. LTM EPS last four quarters as of December 31, 2005, per 2005 10-K. P / E for full year 2006E per company May 2006 Combination model
• Since June 2005, the
potential transaction price
for the public shareholders
has increased approximately
29%
– Trading price increase plus
bifurcation impact
• 2006  and 2007 forward
EBITDA multiples have
expanded approximately 5%
and 9%, respectively
• LTM and forward EPS
multiples have expanded
approximately 15% and 5%,
respectively
Multiple Comparison
$MM, except for per share amounts
June 22, 2005 May 30, 2006 Increase
$37.00 $38.00 $48.00 $49.00
Equity Value (1)
2,655 2,730
Equity Value (1)
3,552 3,629 898 899
Agg. Value (2)
3,000 3,075
Agg. Value (3)
4,282 4,359 1,282 1,283
Premium to Current (6/22/05) (0.4%) 2.3% Premium to Current (5/26/2006) 13.9% 16.3% 14.3% 14.0%
Premium: 30-Day Avg. 2.7% 5.4% Premium: 30-Day Avg. 6.0% 8.2% 3.3% 2.8%
AV / LTM Adj. EBITDA (2Q05) (4)
9.4x 9.6x
AV / LTM Adj. EBITDA (5)
9.1x 9.3x -3.0% -3.7%
AV / 2005E Adj. EBITDA (6)
8.4x 8.7x
AV / 2006E Adj. EBITDA (7)
8.9x 9.1x 5.5% 4.7%
AV / 2006E Adj. EBITDA (6)
7.5x 7.7x
AV / 2007E Adj. EBITDA (7)
8.2x 8.4x 10.0% 9.2%
P / E - LTM (2Q05) (8)
20.4x 21.0x
P / E - LTM (4Q05) (9)
23.6x 24.1x 15.7% 14.9%
P / E - 2005E (8)
18.7x 19.2x
P / E - 2006E (9)
19.8x 20.2x 5.9% 5.1%

CONFIDENTIAL Project Wellington Section 5 Considerations

CONFIDENTIAL
Considerations
Share Price Premiums in Context
21
Project Wellington
Notes
1. Morgan Stanley last presented to the board on April 13, 2006
2. Wellington provided updated guidance on April 6, 2006
3. LTM high and LTM low based on closing prices
Implied Premium %
Actual
Share Assumed Purchase Price per Share
Price $42.00 $43.00 $44.00 $45.00 $46.00 $47.00 $48.00 $49.00 $50.00
Current (5/26/2006) $42.14 (0.3%) 2.1% 4.4% 6.8% 9.2% 11.5% 13.9% 16.3% 18.7%
Last 10 Trading Days Avg. $42.51 (1.2%) 1.1% 3.5% 5.9% 8.2% 10.6% 12.9% 15.3% 17.6%
Last 30 Trading Days Avg. $45.28 (7.2%) (5.0%) (2.8%) (0.6%) 1.6% 3.8% 6.0% 8.2% 10.4%
Avg. Since 4/13/06
(1)
$45.38 (7.5%) (5.2%) (3.0%) (0.8%) 1.4% 3.6% 5.8% 8.0% 10.2%
Average Since 4/6/06
(2)
$45.60 (7.9%) (5.7%) (3.5%) (1.3%) 0.9% 3.1% 5.3% 7.4% 9.6%
Last 60 Trading Days Avg. $44.84 (6.3%) (4.1%) (1.9%) 0.4% 2.6% 4.8% 7.1% 9.3% 11.5%
Last 90 Trading Days Avg. $43.82 (4.1%) (1.9%) 0.4% 2.7% 5.0% 7.3% 9.5% 11.8% 14.1%
Last 180 Trading Days Avg. $41.64 0.9% 3.3% 5.7% 8.1% 10.5% 12.9% 15.3% 17.7% 20.1%
LTM Average $40.74 3.1% 5.6% 8.0% 10.5% 12.9% 15.4% 17.8% 20.3% 22.7%
LTM High
(3)
$49.52 (15.2%) (13.2%) (11.1%) (9.1%) (7.1%) (5.1%) (3.1%) (1.1%) 1.0%
LTM Low
(3)
$35.14 19.5% 22.4% 25.2% 28.1% 30.9% 33.8% 36.6% 39.4% 42.3%

CONFIDENTIAL
Considerations
Equity Value Per Share for the Public Shareholders
Project Wellington
Consideration Paid Analysis
22
Notes
1. Fully diluted equity value (treasury method). Options (per management guidance) allocated to minority shareholders
2. Assumes Gary L. West and Mary E. West own 39.7MM basic shares, per company filings
3. Premium to current price of $42.14
Consideration Paid
(1)(2)
$MM, except where noted
Sponsor Offer Price
Price
$44.00 $44.25 $44.50 $44.75 $45.00 $45.25 $45.50 $45.75 $46.00 $46.25 $46.50
Premium
(3)
4.4% 5.0% 5.6% 6.2% 6.8% 7.4% 8.0% 8.6% 9.2% 9.8% 10.4%
Price
%
$41.00 (2.7%) 47.48 48.01 48.55 49.08 49.62 50.15 50.69 51.22 51.75 52.28 52.82
$41.50 (1.5%) 46.90 47.44 47.97 48.51 49.05 49.58 50.11 50.65 51.18 51.72 52.25
$42.00 (0.3%) 46.32 46.86 47.40 47.93 48.47 49.01 49.54 50.08 50.61 51.14 51.68
$42.50 0.9% 45.74 46.28 46.82 47.36 47.90 48.43 48.97 49.50 50.04 50.57 51.11
$43.00 2.1% 45.16 45.70 46.24 46.78 47.32 47.86 48.39 48.93 49.47 50.00 50.53
Founder
$43.50 3.2% 44.58 45.12 45.66 46.20 46.74 47.28 47.82 48.35 48.89 49.43 49.96
$44.00 4.4% 44.00 44.54 45.08 45.62 46.16 46.70 47.24 47.78 48.31 48.85 49.39
Shareholders
$44.50 5.6% 43.42 43.96 44.50 45.04 45.58 46.12 46.66 47.20 47.74 48.28 48.81
$45.00 6.8% 42.83 43.37 43.92 44.46 45.00 45.54 46.08 46.62 47.16 47.70 48.24
$45.50 8.0% 42.24 42.79 43.33 43.87 44.42 44.96 45.50 46.04 46.58 47.12 47.66
$46.00 9.2% 41.66 42.20 42.75 43.29 43.83 44.38 44.92 45.46 46.00 46.54 47.08
$46.50 10.4% 41.07 41.61 42.16 42.70 43.25 43.79 44.33 44.88 45.42 45.96 46.50

CONFIDENTIAL
Considerations Project Wellington
Founders’ Economics Relative to Public
23
Notes
1. As of 5/25/06
2. Transaction value includes fees of $86MM
3. LTM Adjusted EBITDA of $469.9MM as of 3/31/06, per company May 2006 Combination Model. Includes Other Income and reduced by Minority Interest (assumed cash outflow).
4. Total debt is 6.7x LTM adjusted EBITDA ($469.9MM) as of 3/31/06, per company May 2006 Combination Model
• Founders are selling at a
discount relative to the
public
• Assuming 33.9MM shares
sold, the aggregate discount
would be $201MM
• Founders would roll $250MM
of equity representing
approximately 25% of the
equity commitment
Founders' Economics Relative to Public
$MM, except where noted
At At At
Founder Sponsor Public Founders Relative to
Shares % of Total Price Price Price Sponsor Public
(MM)
$42.83 $45.57 $48.75 $45.57 $48.75
Total Founders' Shares (1) 39.712 100% 1,701 1,810 1,936 (109) (235)
Shares Sold 33.875 85% 1,451 1,544 1,651 (93) (201)
LBO Transaction Overview
Deal Value Deal Value + 10% Deal Value -10%
$MM Amount % of Total Amount % of Total Amount % of Total
Transaction Value
(2)
4,162 4,578 3,746
TV / LTM Adj. EBITDA
(3)
8.9x 9.7x 8.0x
Sources
Total Debt
(4)
3,150 76% 3,150 69% 3,150 84%
Total Equity 1,012 24% 1,428 31% 596 14%
% of Total Equity % of Total Equity % of Total Equity
Sponsor Equity 762 75% 1,075 75% 448 75%
Founder Equity 250 25% 353 25% 147 25%
Total Sources 4,162 100% 4,578 100% 3,746 100%

CONFIDENTIAL
Considerations
Base Case
Project Wellington
Illustrative Leveraged Recapitalization Example
24
• Transaction assumptions
– Buy shares back at 5%
premium ($44.24)
– Funded with debt at an
incremental cost of 6.5%
– Pro rata buyback to keep
existing ownership stake
– No paydown of incremental
debt
Notes
1. Diluted shares based on management estimates equal to 72.6MM and 73.2MM as of 2006PF and 2007E, respectively
2. Estimated net debt at 6/30/06 of $729MM plus transaction debt
3. LTM adjusted EBITDA as of 3/31/06, per company May 2006 Combination Model.  Adjusted EBITDA includes Other Income and is reduced by Minority Interest (assumed cash outflow)
4. Treasury method
5. Assumes estimated net debt at 6/30/06 of $729MM, per company May 2006 Combination Model
6. Adjusted EBITDA Includes Other Income and reduced by Minority Interest (assumed cash outflow)
Stock Price Impact
$500MM Buyback
2006PF 2007E
Multiple $2.52 $2.95
15x $37.73 $44.26
16x $40.25 $47.21
17x $42.76 $50.16
18x $45.28 $53.11
19x $47.80 $56.06
20x $50.31 $59.01
Stock Price Impact
$1000MM Buyback
2006PF 2007E
Multiple $2.65 $3.17
15x $39.70 $47.58
16x $42.35 $50.75
17x $45.00 $53.92
18x $47.64 $57.09
19x $50.29 $60.26
20x $52.94 $63.44
$500MM Buyback
Shares Repurchased (MM) 11.3
% of 2006PF Diluted Shares
(1)
15.6%
Pro Forma 2006PF Shares (MM)
(1)
61.3
Pro Forma Debt ($MM)
(2)
1,248
Pro Forma Debt / LTM Adj. EBITDA
(3)
2.7x
2006PF 2007E
EPS $2.52 $2.95
% Accretion 3.7% 5.5%
Current Statistics
$MM, except where noted
Stock Price $42.14
F/D Shares (MM)
(4)
74
Market Cap. 3,102
2006E EPS $2.43
2007E EPS $2.80
2006 P/E 17.4x
2007 P/E 15.1x
Debt (Post Acqs.)
(5)
729
2006E Adj. EBITD
481
$1000MM Buyback
Shares Repurchased (MM) 22.6
% of 2006PF Diluted Shares
(1)
31.1%
Pro Forma 2006PF Shares (MM)
(1)
50.0
Pro Forma Debt ($MM)
(2)
1,748
Pro Forma Debt / LTM Adj. EBITDA
(3)
3.7x
2006PF 2007E
EPS $2.65 $3.17
% Accretion 9.1% 13.4%

CONFIDENTIAL
Considerations
Illustrative Projected Share Price Analysis
Mid-Point Present Values
Project Wellington
25
Notes
1. Assumes: 17x–18x PE multiple and 71.1MM shares outstanding for Wellington
2. Assumes 2006 valuation date and an illustrative 12% cost of equity
$41.23
$47.55
$58.06
$67.42
$77.80
$71.38
$61.48
$50.35
$82.37
30.00
40.00
50.00
60.00
70.00
80.00
90.00
2006E 2007E 2008E 2009E 2010E
$43.65
Wellington Projected Share Price: Based on Constant NTM P/E Range of 17x – 18x (1)
$
Mgmt. EPS Estimates ($): 2.43 2.80 3.42 3.97 4.58 19.0%
CAGR
• Assuming a constant P / E
range of 17x – 18x, projected
EPS growth would suggest a
future share price of
$75 - $80 by 2010
– Depending on the time
horizon, the net present
value of the future stock
price is approximately
$45 - $50 based on the
Base Case
– P/E range consistent with
current P/E (17x) vs. higher
end of historic range (18x)
PV of Share Prices – 17x (2): $42.46         $46.29                $47.99                    $49.44
PV of Share Prices – 18x (2):           $44.96 $49.01 $50.81 $52.35